Exhibit 21.1


                    COMPETITIVE TECHNOLOGIES, INC.





                    Subsidiaries of the Registrant
                    (omitting subsidiaries which do
                      not constitute significant
                             subsidiaries)






University Optical Products Co.   (Delaware)

Competitive Technologies of PA, Inc.    (Pennsylvania)